As filed with the Securities and Exchange Commission on March 21, 2018

Registration No. 333- ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMAGING3, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4451059
(State or Incorporation)	(I.R.S. Employer Identification No.)

3022 N. Hollywood Way

Burbank, California 91505

(Address of principal executive offices and zip codes)

IMAGING3, INC.

(Full title of the plan)

Dane Medley, Chief Executive Officer

Imaging3, Inc.

3022 N. Hollywood Way

Burbank, California 91505

(Name and address of agent for service)

(818) 260-0930

(Telephone number, including area code, of agent for service)

Copy To:

Mark J. Richardson, Esq.

Richardson & Associates

1453 Third Street Promenade, Ste. 315

Santa Monica, California 90401

(310) 393-9992

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	30,000,000 shares	$0.22	(1)	$6,600,000	$821.70
Total	30,000,000 shares	$0.22	(1)	$6,000,000	$821.70

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the last sale price of the Company’s Common Stock on March 16, 2018 as reported on the OTC-QB.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to one prospectus:

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1. Plan Information.

Imaging3, Inc. (the “Company”) is registering shares of its common stock for issuance to service providers for services provided to the Company in the past, and to be provided in the future. The Company is not registering an equity incentive plan on this Form S-8 Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not applicable.

Dated March 21, 2018

REOFFER PROSPECTUS

IMAGING3, INC.

3022 N. Hollywood Way

Burbank, California 91505

30,000,000 Shares of Common Stock

This reoffer prospectus (“Prospectus”) covers 30,000,000 shares of the common stock, par value $0.0001 per share, of Imaging3, Inc., a Delaware corporation. The shares covered by this Prospectus include approximately 15,600,000 shares that will be issued to three officers and three consultants in consideration for past services performed by them for us. The balance of the shares covered by this Prospectus are reserved for potential issuance to other of our consultants or officers, directors or employees for services that may be rendered by them for us, as determined by our Board of Directors from time to time in the future. The officers, consultants, and other potential issuees of shares of common stock covered by this Prospectus are collectively referred to herein as the “Selling Stockholders.”

Our common stock trades on the OTC-QB Market under the symbol “IGNG” and the last sale price on March 16, 2018 for the common stock as reported on the OTC-QB Market was $0.22 per share.

For a discussion of certain factors that should be considered in connection with an investment in our common stock, see “Risk Factors” beginning on page 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Selling Stockholders may from time to time sell all or a portion of the securities offered by this Prospectus in transactions in the over-the-counter market, in negotiated transactions, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling such securities directly to purchasers or through dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the securities for whom they may act as agents.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. You should read the entire Prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. In this Prospectus, unless otherwise noted, “I3,” “Company,” “we,” “us,” and “our,” refer to Imaging3, Inc., a Delaware corporation.

Business Introduction/Overview

In March 2018, we effected a one-for-twenty reverse stock split of all of our outstanding shares of common stock, effective as of March 1, 2018 (the “Split”), and we subsequently reincorporated in Delaware, effective as of March 12, 2018.

We have developed a proprietary medical technology designed to produce 3D medical diagnostic images in real time. In the future, healthcare workers using I3 devices will potentially be able to instantly view 3D, high-resolution images of virtually any part of the human body.

We believe our technology has the potential to contribute to the improvement of healthcare. Our technology is designed to cause 3D images to be instantly constructed using high-resolution fluoroscopy. These images can be used as real time references for any current or new medical procedures in which multiple frames of reference are required to perform medical procedures on or in the human body. Management believes that our technology has extraordinary market potential in an almost unlimited number of medical applications, including:

●	Trauma Center. We believe our technology would allow a surgeon to immediately view exactly where a bullet is lodged in a gunshot victim. At any point during the procedure, the surgeon could continue to view 3D images in real-time.

●	Orthopedic. We believe our technology will provide a 3D view of bones and joints to help diagnose orthopedic conditions. An orthopedic surgeon could view a 3D image in real-time to line up a screw with the hole in a hip pinning.

We filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in 2012. We emerged from our Chapter 11 bankruptcy case with a plan confirmation effective on July 30, 2013 (the “Plan”). We are no longer under the Bankruptcy Court’s supervision or jurisdiction since the Bankruptcy Court deemed our Plan to be substantially consummated in January 2017. The court and case were as follows: The United States Bankruptcy Court for the Central District of California, Case No. 2:12-BK-41206-NB (the “Bankruptcy Court”).

Corporate Information

Our principal executive offices are located at 3022 N. Hollywood Way, Burbank, California 91505. Our telephone number is (818) 260-0930. Our website address is www.imaging3.com. The information contained on, or that can be accessed through, our website is not a part of this Prospectus.

About This Offering

This offering relates to the resale by the Selling Stockholders of up to 30,000,000 shares of common stock (the “Shares”).

RISK FACTORS

Purchasing shares of common stock in Imaging3, Inc. entails substantial risk. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.

Forward-Looking Statements

This Prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that such forward-looking statements be subject to the safe harbors created thereby. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included and incorporated by reference in this Prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See the section entitled “Risk Factors” herein for more information. You should consider these factors and other cautionary statements made in this Prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the Prospectus and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements, except as may be required under applicable law.

Our prior chairman and chief executive officer entered into a settlement with the Securities and Exchange Commission in 2013 that has affected and may materially adversely affect the Company in the future. Our former chairman and chief executive officer settled civil charges made by the Securities and Exchange Commission against him for, among other matters, allegedly making materially misleading statements in Company presentations and conference calls regarding our application with the federal Food and Drug Administration (“FDA”). In order to avoid a similar order against the Company for that alleged conduct, the Company entered into an agreement with the Securities and Exchange Commission in April 2014 pursuant to which the agency agreed not to proceed against the Company if it complies with applicable laws and certain conditions in the agreement for a period of approximately three years. If the Company breaches this agreement, the Securities and Exchange Commission can assert claims against the Company that could among other things disqualify the Company from using the private placement exemption afforded by Rule 506 of Regulation D of the Securities Act of 1933, as amended, possibly causing the Company to cease being in business.

We filed a voluntary petition for Chapter 11 bankruptcy with the United States federal bankruptcy court in 2012, causing us to incur substantial expenses and consequences. While the bankruptcy proceeding enabled the Company to enter into a plan of reorganization that reduced its outstanding debts and dilutive equity, the Company still has significant liabilities and outstanding common stock as it emerges from bankruptcy. Prior to filing for bankruptcy, the Company ceased filing public reports with the Securities and Exchange Commission in August 2012, and resumed filing public reports in 2016. The Company’s credit rating suffered from the bankruptcy filing, as well. There is no assurance that the Company will be able to raise sufficient additional capital or financing to continue as a going concern. There is no assurance that it will be profitable or self-sustaining, or that its common stock will publicly trade again or appreciate in value.

We have incurred substantial operating deficits since inception and may continue to incur losses in the future. To date, our revenue from component and equipment sales has not been adequate to cover research and development costs for proprietary products under development, marketing costs, operating and overhead costs, and substantial costs incurred in ongoing litigation. Revenue from our old business model of selling nonproprietary medical equipment and components has declined in recent fiscal quarters, and no sales of our proprietary 3D medical imaging product currently under development have yet been made, since it is still in the prototype phase and has not been approved by the FDA for sale or use. We do not have sufficient cash flow from our current operations to enable us to maintain or grow our business. We must raise additional capital in the future to continue to operate our businesses. Failure to secure adequate capital will hinder our growth and may jeopardize us as a going concern.

If we do not generate significant additional revenue we will continue to receive a going concern qualification in our audit. Our financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The financial statements do not reflect any adjustments that might result if we are unable to continue as a going concern. We do not generate sufficient revenue and have negative cash flow from operations, which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion. We are actively seeking new investors.

We have not completed the development of our proprietary 3D medical imaging technology. Research and development projects are inherently speculative and subject to cost overruns. We cannot assure that we will be able to complete the development of our real time 3D diagnostic medical imaging technology, that it will be approved by the FDA for sale and use, or that, once developed, our diagnostic medical imaging devices can be sold profitably. We may not develop any new products or services for sale from our research and development efforts.

If we are required by the FDA to conduct clinical trials for our 3D medical imaging technology and device, the additional cost and time incurred before we receive approval from the Food and Drug Administration for the commercial sale and use of our device could be substantial and adversely affect our business, financial condition and operating results. On October 28, 2010, we received a letter from the FDA responding to our 501(k) application for clearance of our 3D medical imaging technology and device. In our application to the Food and Drug Administration we stated that our medical device is substantially equivalent to devices marketed in interstate commerce prior to May 28, 1976 and therefore should be approved for commercial sale and use as a Class II device, without the necessity for clinical trials. The FDA responded by rejecting our position that our medical device is substantially equivalent to such prior devices, citing several deficiencies in our submission. We plan to re-file our application to the Food and Drug Administration in the near future to again seek Class II approval, in which we will endeavor to address the deficiencies. We have engaged special outside counsel to assist us with the preparation and submission of our next filing with the FDA. While we disagree with the FDA’s position and we plan to re-file our application with additional information supporting our application for clearance, we cannot assure you that such approval will be obtained or that we may not ultimately be required to file our application under Class III where clinical trials would be required, significantly delaying or preventing our device from being approved for commercial sale and use.

Our business may be adversely affected by competition. The diagnostic medical imaging industry is characterized by intense competition. We are subject to competition from other firms, many of which have greater financial resources, more recognition, more management experience, and longer operating histories than we have. We cannot assure that we will be able to compete successfully or profitably in the diagnostic medical imaging business.

We may not achieve any revenues. We plan to implement a business model that calls for us to sell medical diagnostic imaging devices based on our proprietary technology. We will incur substantial operating losses until such time, if at all, as we are able to generate revenues from the sale of these products. We cannot assure you that businesses and customers will adopt our products and technology in the volume that we project, or that businesses and customers will agree to pay the prices that we propose to charge. In the event our customers resist paying prices at the rate we propose, our financial condition and results of operations will be materially and adversely affected.

If products utilizing our medical diagnostic imaging technology are determined to be unsafe, our business will be adversely affected. As medical diagnostic imaging has become an ever-more important and prominent part of everyday life, dramatic growth in the use of medical diagnostic imaging devices has given rise to occasional questions about safety. In the event that our products are deemed unsafe, we could face substantial liability and our financial condition and results of operations will be materially and adversely affected.

Our failure to achieve brand recognition could have an adverse effect on our business. We believe that establishing and maintaining brand recognition for our medical diagnostic imaging technology will be a critical aspect of our efforts to attract and expand our customer base. Promotion and enhancement of the I3 brand will depend largely on our success in providing high quality products and services. In order to attract and retain customers and to promote the I3 brand in response to competitive pressures, we may find it necessary to increase substantially our financial commitment to creating and maintaining the I3 brand. We cannot assure that we will obtain brand recognition for I3. Our failure to provide high quality products and services or to obtain and maintain brand recognition could have a material adverse effect on our business, results of operations, and financial condition.

We must adapt quickly to changes in technology. Medical diagnostic imaging is a rapidly evolving technology. We must keep abreast of this technological evolution. To do so, we must continually improve the performance, features and reliability of our medical imaging equipment and related products. If we fail to maintain a competitive level of technological expertise, then we will not be able to compete in our market.

Our inability to respond timely to technological advances could have an adverse effect on our business. We must be able to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We can offer no assurance that we will be able to successfully use new technologies effectively or adapt our products in a timely manner to a competitive standard. If we are unable to adapt in a timely manner to changing technology, market conditions or customer requirements, then we may not be able to compete in our market.

We cannot assure you that we will achieve profitability. We cannot assure you that we will be able to operate profitably in the future. Profitability, if any, will depend in part upon our ability to successfully develop, obtain FDA approval for, and market our proprietary medical diagnostic imaging technology, and other products and services. We may not be able to successfully transition from our current stage of business to a stabilized operation having sufficient revenues to cover expenses. While attempting to make this transition, we will be subject to all the risks inherent in a development stage business, including the needs to adequately service and expand our customer base and to maintain and enhance our current services. Our future profitability will be affected by all the risk factors described in this Memorandum or inherent in our business and circumstances.

We are exposed to various possible claims relating to our business and our insurance may not fully protect us. We cannot assure you that we will not incur uninsured liabilities and losses as a result of the conduct of our business. We generally do not maintain theft or casualty insurance and have modest liability and property insurance coverage, along with workmen’s compensation and related insurance. However, should uninsured losses occur, our shareholders could lose their invested capital.

We may face additional litigation in the future. We have had a substantial amount of litigation. All legal proceedings are expensive and time-consuming, and may divert management’s attention from our proposed business. Additionally, any such proceedings that result in an adverse resolution to us would impair our ability to continue in business if judgment holders were to seek to liquidate our business through levy and execution. We have incurred and may continue to incur substantial legal fees and costs in connection with past and possibly future litigation. If we fail in our payment schedule, or fail in our defense to future pending actions, or become subject to a levy and execution on our assets and business, we could be forced to liquidate or to file for bankruptcy and be unable to continue in our business. As a result, prospective purchasers of our Shares face the risk of total loss of their investment.

We have only two independent directors. Currently, the only members of our board of directors are John B. Hollister, Dane Medley, Xavier Aguilera, Richard Klug, and Alan Lu. Only two of these directors, Richard Klug and Alan Lu, are considered an “independent director.” Therefore, decisions of the board of directors are not made by persons who are considered independent directors, since a majority of our directors would not be considered to be independent.

The loss of the services of any of our management or key executives could adversely affect our business. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of an officer or director of I3 could have a material adverse impact on us. We are generally dependent upon our executive officers, John B. Hollister, Dane Medley, Joe Biehl, and Xavier Aguilera, for the direction, management and daily supervision of our operations.

Our ability to protect our intellectual property is uncertain. One of our two patent registrations has lapsed for failure to timely pay maintenance fees. The Company filed a petition with the U.S. Patent and Trademark Office (“USPTO”) to accept late maintenance fees. The USPTO denied the petition. Thus, we do not know what value the patent registrations will continue to have to the Company. In addition, we have applied to the USPTO to register “Imaging3™” as a service mark and as a trademark. There are no assurances that these applications will be approved and the registrations granted or that any other person will not challenge the registration or attempt to infringe upon our marks. If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business would be materially adversely affected.

We may not be able to withstand fluctuations in our industry because our business is not diverse. Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

Our medical diagnostic imaging devices are subject to government regulation. Under the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, all medical devices are classified by the Food and Drug Administration into one of three classes. A Class I device is subject only to certain controls, such as labeling requirements and manufacturing practices; a Class II device must comply with certain performance standards established by the FDA; and a Class III device must obtain pre-market approval from the FDA prior to commercial marketing. We must receive Class II approval to market our real time 3D medical diagnostic imaging devices. We cannot be certain when, if ever, we will receive this approval. In the absence of FDA approval, we will not be able to market or sell our proprietary diagnostic medical imaging device, resulting in a material adverse impact to our potential operating results and financial condition. Other laws and regulations may be adopted in the future that address the manufacture, sale and use of medical diagnostic imaging devices that could adversely affect our business.

Our business is generally subject to government regulation. We are subject to regulations applicable to businesses generally. The adoption of any additional laws or regulations may decrease the growth of our business, decrease the demand for services and increase our cost of doing business. Changes in tax laws also could have a significant adverse effect on our operating results and financial condition.

If we issue additional shares of our stock, Shareholders will experience dilution in their ownership of us. We are authorized to issue up to 1,000,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. We have the right to raise additional capital or incur indebtedness from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. We may also issue net profits interests in Imaging3™. The issuance of additional shares of capital stock or net profits interests by us would dilute our shareholders’ ownership in us.

We cannot assure that we will pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline. If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or securities issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Rule 144 is not presently available to us and we cannot assure you when, if ever, it will be available.

Our common stock is subject to the “Penny Stock” rules of the Securities and Exchange Commission and may be difficult to sell. Our shares of common stock are “penny stocks” because they are not be registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock, assuming they will be eligible for quotation on a public market. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could increase the volatility of our share price, if any.

An investment in our common stock is speculative. Due to the speculative nature our business, the investment in the Shares offered hereby may result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

Investors should be aware of the long-term nature of an investment in us. Each investor will be required to represent that the securities purchased are for their own account, for investment purposes only and not with a view toward resale or distribution. The securities offered hereby may not be negotiated, assigned, or transferred without an opinion of counsel acceptable to us that transfer may be made without registration under the securities laws of the United States and applicable state laws. The securities offered hereby are restricted securities under the applicable securities laws of the United States or of the various states unless an exemption from registration is available. Therefore, the securities offered hereby may have to be held for an indefinite period of time. Investors who do not wish, or who are not financially able to remain as investors for a substantial and indefinite period of time are advised against investment in the shares offered hereby.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock offered by the Selling Stockholders.

DILUTION

The difference between the public price per share of common stock at which a purchaser buys the Shares covered by this Prospectus and the as adjusted pro forma net tangible book value per share of common stock after the issuance of the Shares covered by this Prospectus constitutes the dilution to purchasers of Shares. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities), by the number of outstanding shares of common stock.

As of September 30, 2017, the net tangible book value of I3 was ($3,219,037) or approximately ($0.19) per share of common stock. Pro forma net tangible book value per share consists of total assets less intangible assets and liabilities (i.e. the accumulated deficit), divided by the total number of shares of common stock outstanding. Without giving effect to any changes in such pro forma net tangible book value after September 30, 2017, other than to give effect to the issuance of 30,000,000 Shares for services rendered and no capital invested, the pro forma net tangible book value at September 30, 2017, would have been ($3,219,037) or approximately ($0.07) per share. As of September 30, 2017, the net tangible book value per share of common stock owned by I3’s current stockholders would have increased by approximately $0.12, and the purchasers of Shares at $0.22 per Share would experience a decrease in value equal to $0.29 per Share. Holders of common stock may be subjected to dilution if any additional securities are issued as compensation or to raise additional financing. The following table illustrates the decrease in value to purchasers of Shares assuming a purchase price of $0.01 per Share.

Purchase Price per Share (1)	$0.22
Net tangible book value per Share before issuance.	$(0.19)
Pro forma net tangible book value per Share after issuance (2)	$(0.07)
Decrease in value per Share to new purchasers	$0.29

(1)	Assumes that all Shares are purchased on the OTC-QB for $0.22 per Share, which was the last sale price on March 16, 2018.

(2)	Based on 16,965,653 shares of common stock outstanding after the issuance of all of the Shares covered by this Prospectus, as of September 30, 2017 on a post-Split basis.

SELLING STOCKHOLDERS

This Prospectus relates to the offering by the Selling Stockholders of up to 30,000,000 Shares of common stock for services that have been or may be rendered by our consultants or officers, directors or employees for us. The following table sets forth, based on information provided to us by the Selling Stockholders or known to us, the name of each Selling Stockholder, the nature of any position, office or other material relationship, if any, which the Selling Stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the Selling Stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Percentage of ownership is based on 15,954,907 shares of common stock outstanding on March 15, 2018.

We have assumed all Shares of common stock reflected on the table will be sold from time to time in the offering covered by this Prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those.

Name and Address of Owners	Number of Shares Beneficially Owned Before Offering(1)		Number of Shares Offered	Number of Shares Beneficially Owned After Offering		Percentage of Shares Beneficially Owned After Offering(2)

Dane Medley	290,350	(3)	8,000,000	290,350	(3)	1.8%

John Hollister	0		3,000,000	0		0

Xavier Aguilera	100,151	(4)	3,000,000	100,151	(4)	*

Nick Coscia	550,000		500,000	550,000		3.4%

Dan Tronson	1,780,000		350,000	1,780,000		11.2%

Mark Richardson	76,036		500,000	76,036		*

Laura Murtagh	0		250,000	0		0

*	Less than 1%.

(1)	Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares and the total number of shares owned by each person does not include unexercised warrants and stock options, and is calculated as of March 15, 2018.

(2)	Assumes all 30,000,000 Shares are issued.

(3)	Does not include common stock purchase warrants to purchase up to 1,800,000 shares of common stock at an exercise price of $0.20 per share exercisable until February 21, 2022.

(4)	Does not include common stock purchase warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.20 per share until February 21, 2022.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this Prospectus at various times. The Selling Stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale. To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this Prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

1.	A block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Prospectus;

3.	Ordinary brokerage transactions in which the broker solicits purchasers;

4.	Through options, swaps or derivatives;

5.	In transactions to cover short sales;

6.	Privately negotiated transactions; or

7.	In a combination of any of the above methods.

The Selling Stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares of common stock. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of shares of common stock at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on The NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares of common stock, broker dealers may pay to or receive from the purchasers of shares commissions as described above.

If the Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

Regulation M

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.	May not engage in any stabilization activities in connection with our common stock;

2.	May not cover short sales by purchasing shares while the distribution is taking place; and

3.	May not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this Prospectus available to the Selling Stockholders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the shares of common stock covered by this Prospectus will be passed upon for I3 by Richardson & Associates, counsel to I3, 1453 Third Street Promenade, Suite 315, Santa Monica, California, 90401.

EXPERTS

The financial statements and the related supplemental schedules incorporated in this Prospectus by reference from I3’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Rose, Snyder & Jacobs LLP, independent certified public accountants, as set forth in their report appearing with the financial statements, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. No dealer, salesman or any other person has been authorized by I3 to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations may not be relied upon. The Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or sale would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of I3 since the dates as of which information is furnished or since the date of this Prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

I3 hereby incorporates by reference into this Prospectus the following documents previously filed with the Commission:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017.

3.	Our Registration Statement on Form SB-2 declared effective by the Securities and Exchange Commission on September 27, 2005.

4.	All other reports filed by the Registrant pursuant to Section 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since June 30, 2017.

All documents filed by I3 pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering are deemed incorporated by reference in this Prospectus and are a part of this Prospectus from the date of the filing of such documents. See “Additional Information.” Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

I3 will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any of the foregoing documents incorporated in this Prospectus by reference, other than exhibits to such documents not specifically incorporated by reference. Written or telephone requests should be directed to I3’s President at its principal executive offices: Imaging3, Inc., 3022 N. Hollywood Way, Burbank, California 91505, telephone number (818) 260-0930.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s Articles of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the California General Corporation Law and, together with the Company’s Bylaws, provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

This Prospectus is part of a Registration Statement on Form S-8 (together with all amendments and exhibits (the “Registration Statement”) which has been filed by I3 with the Securities and Exchange Commission (SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, you may read the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to in this Prospectus are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, you may read the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

I3 is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act I3 files reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information, as well as the Registration Statement and Exhibits of which this Prospectus is a part, filed by I3 may be inspected and copied at the public reference room of the SEC at 100 F Street N.E., Washington, D.C. 20549. You may obtain copies of such material from the SEC by mail at prescribed rates. You should direct your requests to the SEC’s Public Reference Section, 100 F Street N.E., Washington, D.C. 20549. You can call the SEC at 1-800-732-0330 for further information about the public reference room. The SEC maintains a web site that contains reports, proxies, and information statements regarding registrants that file electronically with the SEC. The address of the web site is http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Imaging3, Inc. (the “Company” or “Registrant”) incorporates by reference in this Registration Statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

(e)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since September 30, 2017.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of the shares of common stock covered by this Prospectus will be passed upon for the Company by Richardson & Associates, counsel to the Company, 1453 Third Street Promenade, Suite 315, Santa Monica, California, 90401.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law and the Company’s Bylaws provide that a director of the Company will have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) for an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The Company’s Bylaws and the Delaware General Corporation Law contain comprehensive provisions for indemnification of directors, officers and agents of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. The Company has a policy of providing indemnification for its executive officers, directors and members of its committees, within the scope of the Delaware General Corporation Law. We have entered into indemnification agreements with our executive officers, directors and committee members. Under the Delaware General Corporation Law, other than an action brought by or in the right of the Company, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the Company, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification may be made, however, in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Company unless and only to the extent that the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action. The Company’s Articles of Incorporation, as amended, provide for indemnification of the directors and officers of the Company against liabilities to the maximum extent provided by Delaware law.

The Company maintains insurance to protect officers and directors from certain liabilities, including liabilities against which we cannot indemnify our directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

5.1	Opinion of Richardson & Associates as to the legality of the securities being registered.

23.1	Consent of Richardson & Associates.

23.2	Consent of Rose, Snyder & Jacobs LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page).

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S–8 (§239.16b of Regulation S-K), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)       Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)       The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the finial adjudication of such issue.

[SIGNATURES ON FOLLOWING PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused his Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 21st day of March 2018.

IMAGING3, INC.

By:	/s/ Dane Medley
Dane Medley, President

Each person whose signature appears below constitutes and appoints Dane Medley, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dane Medley	President	March 21, 2018
Dane Medley

/s/ Joe Biehl	Chief Financial Officer	March 21, 2018
Joe Biehl